As filed with the Securities and Exchange Commission on May 24, 2022.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Finch Therapeutics Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2836	82-3433558
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

200 Inner Belt Road, Suite 400

Somerville, MA 02143

(617) 229-6499

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark Smith, Ph.D.

Chief Executive Officer

Finch Therapeutics Group, Inc.

200 Inner Belt Road, Suite 400

Somerville, MA 02143

(617) 229-6499

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Marc Rubenstein William Michener Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199-3600 (617) 951-7000	Joseph D. Vittiglio Chief Legal Officer and Corporate Secretary Finch Therapeutics Group, Inc. 200 Inner Belt Road, Suite 400 Somerville, MA 02143 (617) 229-6499

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains a prospectus and a prospectus supplement:

•

a base prospectus covering the offering, issuance and sale by us from time to time in one or more offerings of up to $200,000,000 in the aggregate of common stock, preferred stock, warrants or debt securities of Finch Therapeutics Group, Inc.; and

•

a prospectus supplement, or the ATM prospectus supplement, covering the offering, issuance and sale by us from time to time of up to $50,000,000 of our common stock under a sales agreement with Jefferies LLC, or Jefferies.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The ATM prospectus supplement immediately follows the base prospectus. The $50,000,000 of common stock that may be offered, issued and sold under the ATM prospectus supplement is included in the $200,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the sales agreement with Jefferies, any portion of the $50,000,000 included in the ATM prospectus supplement that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the sales agreement, the full $50,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, subject to any applicable limitations set forth herein and therein.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to completion, dated May 24, 2022

$200,000,000

Finch Therapeutics Group, Inc.

Common Stock

Preferred Stock

Warrants

Debt Securities

We may offer and sell common stock, preferred stock, warrants, or debt securities described in this prospectus from time to time in one or more transactions.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings, to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities and their compensation will be described in the applicable prospectus supplement.

General Information

Our common stock is traded on The Nasdaq Global Market under the symbol “FNCH.” On May 23, 2022, the closing price of our common stock was $2.28.

We have not yet determined whether the other securities that may be offered by this prospectus will be listed on any exchange, interdealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which those securities will be listed.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 3 of this prospectus and any similar section contained in the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 24, 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission, or SEC. By using a shelf registration statement, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $200,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement and, if necessary, a free writing prospectus, that will contain specific information about the terms of that offering. The prospectus supplement and, if necessary, a free writing prospectus, may also add to, update or change information contained in this prospectus. Accordingly, to the extent inconsistent, the information in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement or a free writing prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any free writing prospectus, together with the additional information incorporated by reference in this prospectus described below under “Where You Can Find More Information” before making an investment in our securities.

We have not authorized anyone to give you any additional information different from that contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus provided in connection with an offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus is not an offer to sell or solicitation of an offer to buy our securities in any circumstances under which or jurisdiction in which the offer or solicitation is unlawful. Unless the context otherwise indicates, the terms “Finch,” “Company,” “we,” “us,” and “our” as used in this prospectus refer to Finch Therapeutics Group, Inc. and its subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

TRADEMARKS

We own various U.S. federal trademark applications and unregistered trademarks, including our company name and our logo, appearing in this prospectus and the documents incorporated by reference herein and therein. All other trademarks or trade names referred to in this prospectus and the documents incorporated by reference herein and therein are the property of their respective owners. Solely for your convenience, trade names, trademarks and service marks contained in this prospectus may appear without the “®” or “™” symbols. Such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to those trade names, trademarks and service marks.

SUMMARY

The following is a summary of selected information contained elsewhere or incorporated by reference in this prospectus. It does not contain all of the information that you should consider before buying our securities. You should read this entire prospectus carefully, the documents incorporated by reference into this prospectus, and any free writing prospectus we have prepared, including the material referenced under the heading “Risk Factors.”

Overview

We are a clinical-stage microbiome therapeutics company leveraging our Human-First Discovery platform to develop a novel class of orally administered biological drugs. The microbiome consists of trillions of microbes that live symbiotically in and on every human and are essential to our health. When key microbes are lost, the resulting dysbiosis can increase susceptibility to immune disorders, infections, neurological conditions, cancer and other serious diseases. We are developing novel therapeutics designed to deliver missing microbes and their clinically relevant biochemical functions to correct dysbiosis and the diseases that emerge from it. Our Human-First Discovery platform uses reverse translation to identify diseases of dysbiosis and to design microbiome therapeutics that address them. We believe that our differentiated platform, rich pipeline and the broad therapeutic potential of this new field of medicine position us to transform care for a wide range of unmet medical needs. Our lead product candidate, CP101, is an orally administered complete microbiome therapeutic in late-stage clinical development for the prevention of recurrent Clostridioides difficile infection. We are also developing FIN-211 for children with autism spectrum disorder and significant gastrointestinal symptoms. We have a partnership with Takeda Pharmaceutical Company Limited focused on the development of targeted microbiome therapeutics for inflammatory bowel disease.

Corporate Information

We were originally incorporated in Delaware in November 2014 and until September 21, 2017, or the Merger Date, we conducted our business through Finch Therapeutics, Inc., a Delaware corporation. On the Merger Date, pursuant to the terms of the agreement and plan of merger, or the Merger Agreement, Finch Therapeutics, Inc. and Crestovo Holdings LLC, a Delaware limited liability company, completed a merger of equals. Pursuant to the terms of the Merger Agreement, each of Finch Therapeutics, Inc. and Crestovo Holdings LLC became a wholly-owned subsidiary of Finch Therapeutics Group, Inc. Crestovo Holdings LLC was renamed Finch Therapeutics Holdings LLC in November 2020.

Our principal executive office is located at 200 Inner Belt Road, Suite 400, Somerville, Massachusetts 02143. Our telephone number is (617) 229-6499. Our website address is www.finchtherapeutics.com. Information contained on, or that can be accessed through, our website is not part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, as amended and revised or supplemented by any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the SEC and incorporated by reference in this prospectus, as well as the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of our securities. If any of the events or developments described in such risk factors were to occur, our business, prospects, operating results and financial condition could suffer materially, the trading price of our common stock or other securities could decline, and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

USE OF PROCEEDS

Except as otherwise provided in a prospectus supplement in connection with an offering of securities pursuant to this prospectus, we currently intend to use the net proceeds from the sale of any securities offered by us under this prospectus primarily for general corporate purposes. General corporate purposes may include, without limitation, research and development expenditures, preclinical and clinical development and commercialization of our product candidates, the acquisition or in-licensing of products or product candidates, business or technologies, collaborations, working capital and capital expenditures. We may also use a portion of the remaining net proceeds to in-license, acquire or invest in complementary businesses, technologies, products or assets. However, we have no current commitments or obligations to do so. We may temporarily invest the net proceeds we receive in short-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government and its agencies.

We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, our management will have broad discretion in the application of the net proceeds we may receive, and investors will be relying on the judgment of our management regarding the application of our net proceeds. Additional information on the use of net proceeds we receive from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

GENERAL DESCRIPTION OF SECURITIES

We may offer under this prospectus:

•	common stock;

•	preferred stock;

•	warrants to acquire common stock or preferred stock; or

•	debt securities.

The following description of the terms of these securities sets forth some of the general terms and provisions of securities that may be offered. The particular terms of securities offered by any prospectus supplement and the extent, if any, to which the general terms set forth below do not apply to those securities, will be described in the related prospectus supplement. If the information contained in the prospectus supplement differs from the following description, you should rely on the information in the prospectus supplement.

Whenever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may be permitted under applicable law, rules or regulations.

DESCRIPTION OF COMMON STOCK

The following description of our common stock, certain provisions of our amended and restated certificate of incorporation, or the Amended and Restated Certificate of Incorporation, and amended and restated bylaws, or the Amended and Restated Bylaws, and our stockholders agreement entered into in September 2020, or the Third Amended and Restated Stockholders Agreement, are summaries and are qualified by reference to the Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws, and the Third Amended and Restated Stockholders Agreement, copies of which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is qualified by provisions of applicable law.

General

Our Amended and Restated Certificate of Incorporation authorizes us to issue up to 200,000,000 shares of common stock, $0.001 par value per share. As of March 31, 2022, we had 47,532,588 shares of common stock outstanding.

Voting Rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, our stockholders do not have cumulative voting rights. The affirmative vote of holders of at least 66 2⁄3% of the voting power of all of the then-outstanding shares of capital stock, voting as a single class, is required to amend certain provisions of our Amended and Restated Certificate of Incorporation, including provisions relating to amending our Amended and Restated Bylaws, the classified board, the size of our board, removal of directors, director liability, vacancies on our board, special meetings, stockholder notices, actions by written consent and exclusive jurisdiction.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Rights and Preferences

Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Registration Rights

We are party to the Third Amended and Restated Stockholders Agreement, which provides certain holders of our common stock with rights, subject to certain conditions, to require us to file registration statements covering the sale of their shares or to include their shares in registration statements that we may file for ourselves or other stockholders. These shares are collectively referred to herein as registrable securities.

The Third Amended and Restated Stockholders Agreement provides the holders of registrable securities with demand, piggyback and S-3 registration rights as described more fully below. Under the terms of the Third Amended and Restated Stockholders Agreement, holders of registrable securities will have equivalent registration rights with respect to any additional shares of our common stock acquired by these holders.

Demand Registration Rights

At any time beginning 180 days following the effective date of the registration statement for our initial public offering, the holders of at least 20% of the registrable securities then outstanding have the right to make up to two demands that we file a registration statement under the Securities Act of 1933, as amended, or the Securities Act, subject to specified conditions and exceptions. Such request for registration must cover shares with an anticipated aggregate offering price to the public of at least $25.0 million.

Piggyback Registration Rights

If we register any securities for public sale, the holders of our registrable securities then outstanding will each be entitled to notice of the registration and will have the right to include their shares in the registration statement, subject to specified exceptions. The underwriters of any underwritten offering will have the right to limit the number of shares having registration rights to be included in such registration statement, but not below 25% of the total amount of securities included in such registration.

Registration on Form S-3

If we are eligible to file a registration statement on Form S-3, the holders of at least 20% of the registrable securities then outstanding have the right to demand that we file registration statements on Form S-3, provided that the aggregate amount of securities to be sold under the registration statement is at least $5.0 million, net of underwriting discounts and commissions and specified expenses. We are not obligated to effect a demand for registration on Form S-3 by holders of our registrable securities more than two times during any 12-month period. The right to have such shares registered on Form S-3 is further subject to other specified conditions and limitations.

Expenses of Registration

We will pay all expenses relating to any demand, piggyback or Form S-3 registration, other than underwriting discounts and commissions, subject to specified conditions and limitations.

Termination of Registration Rights

The demand, piggyback and Form S-3 registration rights described above will terminate on the earliest to occur of (1) the closing of a “Deemed Liquidation Event” as defined in our Amended and Restated Certificate of Incorporation in effect immediately prior to the completion of our initial public offering, (2) with respect to each stockholder, at such time as Rule 144 under the Securities Act or another similar exemption is available for the sale of all of such holder’s shares without limitation during a three-month period without registration, and (3) March 23, 2026.

Anti-Takeover Provisions

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Because our stockholders do not have cumulative voting rights, stockholders holding a majority of the voting power of our shares of common stock will be able to elect all of our directors. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for stockholder actions at a duly called meeting of stockholders. A special meeting of stockholders may be called by a majority of our board of directors, the chair of our board of directors, or our chief executive officer or president if the chair of our board of directors is unavailable. Our Amended and Restated Bylaws provide an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors. In addition, our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws do not allow for the right of stockholders to act by written consent without a meeting.

In accordance with our Amended and Restated Certificate of Incorporation, our board of directors is divided into three classes with staggered three-year terms.

The foregoing provisions make it more difficult for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to preserve our existing control structure, facilitate our continued product innovation and the risk-taking that it requires, permit us to continue to prioritize our long-term goals rather than short-term results, enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, or the DGCL, which generally prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Choice of Forum

Our Amended and Restated Certificate of Incorporation provides that the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) is the sole and exclusive forum for the following claims or causes of action under Delaware statutory or common law: (1) any derivative claim or cause of action brought on our behalf; (2) any claim or cause of action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, or other employees to us or our stockholders; (3) any claim or cause of action against us or any of our current or former directors, officers or other employees arising out of or pursuant to any provision of the DGCL, our Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws; (4) any claim or cause of action arising under or seeking to interpret, apply, enforce or determine the validity of our Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws (including any right, obligation, or remedy thereunder); and (5) any claim or cause of action against us or any of our current or former directors, officers, or other employees that is governed by the internal-affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. This choice of forum provision would not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended, or the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction, or the Securities Act. Our Amended and Restated Certificate of Incorporation further provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. For the avoidance of doubt, this provision is intended to benefit and may be enforced by us, our officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. Additionally, our Amended and Restated Certificate of Incorporation provides that any person or entity holding, owning or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to these provisions.

While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions, and there can be no assurance that such provisions will be enforced by a court in those other jurisdictions. We note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, NY 11219.

DESCRIPTION OF PREFERRED STOCK

The following description of our preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder are not complete. These descriptions are qualified in their entirety by reference to our Amended and Restated Certificate of Incorporation and the certificate of designation relating to any series of preferred stock issued by us. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series.

Under the terms of our Amended and Restated Certificate of Incorporation, our board of directors is authorized to issue up to 10,000,000 shares of preferred stock, $0.001 par value per share, in one or more series without stockholder approval. As of March 31, 2022, we had no shares of preferred stock outstanding. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our common stock. The issuance of our preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control or other corporate action.

If we offer a specific class or series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent appropriate, this description will include, where applicable:

•	the title and stated value;

•	the number of shares offered, the liquidation preference per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;

•	the identity of any depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

•

any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

The transfer agent and registrar for any series of preferred stock that is designated by our board of directors will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock, preferred stock or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

To the extent appropriate, the applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•

if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that class or series of our preferred stock;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock and/or the preferred stock will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The applicable prospectus supplement will describe the terms and features of any debt securities which we may issue, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The following description and any description of debt securities in the applicable prospectus supplement may not be complete and is subject to, and is qualified in its entirety by reference to, the indenture relating to such debt securities that we will file with the SEC in connection with a public offering of debt securities.

We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of any debt securities we may offer will be filed as exhibits to the registration of which this prospectus is a part or will be incorporated by reference from reports that we will file with the SEC. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of the Company and will rank equally with all of our other unsecured indebtedness.

We urge you to read the applicable prospectus supplement, indenture and any free writing prospectus that we may authorize to be provided to you.

PLAN OF DISTRIBUTION

We may sell securities in any of the ways described below or in any combination:

•	to or through underwriters or dealers;

•	through one or more agents;

•	as part of a collaboration with a third party;

•	as part of an acquisition or merger with a third party;

•	directly to purchasers or to a single purchaser;

•

in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or into an existing trading market, or an exchange or otherwise; or

•	any other method permitted pursuant to applicable law and described in an applicable prospectus supplement.

The distribution of the securities by us may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement will describe the terms of the offering of the securities, including the following:

•	name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any offering price and any discounts or concessions allowed or reallowed or paid to dealers will be specified in the applicable prospectus supplement and may be changed from time to time.

Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the securities being offered thereby.

We may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in each applicable prospectus supplement, and each prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution from us with respect to payments which the agents, underwriters or other third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business. We may also use underwriters or such other third parties with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority.

Our common stock is listed on The Nasdaq Global Market. Underwriters may make a market in our common stock but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the development, maintenance or liquidity of any trading market for the securities. We have no current plans for listing of the preferred stock, debt securities or warrants on any securities exchange or quotation system; any such listing with respect to any particular preferred stock, debt securities or warrants will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a short covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of any securities offered from time to time by this prospectus will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. The validity of any securities will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Finch Therapeutics Group, Inc. incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC for the securities offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.

We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.finchtherapeutics.com as soon as reasonably practicable after filing such documents with the SEC. The information contained on our website is not part of this prospectus. You can read our SEC filings, including the registration statement, on the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings, including all filings made after the date of the filing of the registration statement of which this prospectus is part and prior to the effectiveness of such registration statement, made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, in each case, until the offering described under the registration statement is terminated or completed:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on March 31, 2022;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, as filed with the SEC on May 16, 2022;

•	our Current Reports on Form 8-K filed with the SEC on March 1, 2022, April 19, 2022 and April 28, 2022;

•

portions of the Definitive Proxy Statement on Schedule 14A, filed with the SEC on April  26, 2022 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year December 31, 2021, filed with the SEC on March 31, 2022; and

•

the description of capital stock contained in the Registration Statement on Form 8-A, as filed with the SEC on March  16, 2021, Act, as supplemented by the description of our common stock contained in Exhibit 4.3 in our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 31, 2022, including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus or the prospectus supplement will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

Upon request, either orally or in writing, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost, by writing to us at the following address: Finch Therapeutics Group, Inc., 200 Inner Belt Road, Suite 400, Somerville, MA 02143, United States, Attention: Investor Relations, or via telephone at (617) 229-6499.

Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website at ir.finchtherapeutics.com/financial-information/sec-filings as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not part of this prospectus.

Finch Therapeutics Group, Inc.

PROSPECTUS

The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated May 24, 2022.

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 24, 2022)

$50,000,000

Common Stock

We have entered into a sales agreement with Jefferies LLC, or Jefferies, relating to shares of our common stock offered by this prospectus supplement. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $50,000,000 from time to time through Jefferies acting as our agent.

Our common stock is traded on The Nasdaq Global Market, or Nasdaq, under the symbol “FNCH.” On May 23, 2022, the last reported sale price of our common stock was $2.28 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in privately negotiated transactions, which may include block trades, or in transactions that are deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on Nasdaq or sales made into any other existing trading market of our common stock. Jefferies is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Jefferies and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Jefferies for sales of common stock sold pursuant to the sales agreement will be an amount equal to 3.0% of the gross proceeds of any shares of common stock sold under the sales agreement. In connection with the sale of the common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Our business and an investment in our common stock involve significant risks. These risks are described under the caption “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Jefferies

May 24, 2022

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us and our business. The second part, the accompanying prospectus, contains and incorporates by reference important business and financial information about us, a description of our common stock and certain other information about us and this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may, from time to time, sell any combination of the securities described in the accompanying prospectus in one or more offerings, up to a total dollar amount of $200,000,000. Under this prospectus supplement, we may offer shares of our common stock having an aggregate offering price of up to $50,000,000 from time to time at prices and on terms to be determined by the market conditions at the time of the offering. The $50,000,000 of shares of common stock that may be sold under this prospectus supplement are included in the $200,000,000 of securities that may be sold under the registration statement. You should read carefully this prospectus supplement, the accompanying prospectus and any free writing prospectus, together with the additional information incorporated by reference in this prospectus supplement described below under “Where You Can Find More Information” before making an investment in our common stock.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering. We have not, and Jefferies has not, authorized anyone to give you any additional information different from that contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus provided in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement and the accompanying prospectus are not an offer to sell or solicitation of an offer to buy our securities in any circumstances under which or jurisdiction in which the offer or solicitation is unlawful.

Unless the context otherwise indicates, the terms “Finch,” “Company,” “we,” “us,” and “our” as used in this prospectus supplement refer to Finch Therapeutics Group, Inc. and its subsidiaries.

SUMMARY

The following is a summary of selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before buying our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, as well as any documents incorporated by reference into this prospectus supplement or the accompanying prospectus, and any free writing prospectus we have prepared, including the material referenced under the heading “Risk Factors.”

Overview

We are a clinical-stage microbiome therapeutics company leveraging our Human-First Discovery platform to develop a novel class of orally administered biological drugs. The microbiome consists of trillions of microbes that live symbiotically in and on every human and are essential to our health. When key microbes are lost, the resulting dysbiosis can increase susceptibility to immune disorders, infections, neurological conditions, cancer and other serious diseases. We are developing novel therapeutics designed to deliver missing microbes and their clinically relevant biochemical functions to correct dysbiosis and the diseases that emerge from it. Our Human-First Discovery platform uses reverse translation to identify diseases of dysbiosis and to design microbiome therapeutics that address them. We believe that our differentiated platform, rich pipeline and the broad therapeutic potential of this new field of medicine position us to transform care for a wide range of unmet medical needs. Our lead product candidate, CP101, is an orally administered complete microbiome therapeutic in late-stage clinical development for the prevention of recurrent Clostridioides difficile infection. We are also developing FIN-211 for children with autism spectrum disorder and significant gastrointestinal symptoms. We have a partnership with Takeda Pharmaceutical Company Limited focused on the development of targeted microbiome therapeutics for inflammatory bowel disease.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Act of 2012. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of our initial public offering, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, (3) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the last business day of our second fiscal quarter, and (4) the date on which we have issued more than $1.07 billion in non-convertible debt during the prior three-year period. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not emerging growth companies. Accordingly, the information contained or incorporated by reference herein may be different than the information you receive from other public companies in which you hold stock.

We are also a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. Smaller reporting companies may take advantage of certain scaled disclosure obligations. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the aggregate value of our voting and non-voting common stock held by non-affiliates equaled or exceeded $250.0 million on the last business day of our second fiscal quarter, or (2) our annual revenues equaled or exceeded $100.0 million during such completed fiscal year and the value of our voting and non-voting common stock held by non-affiliates equaled or exceeded $700.0 million measured on the last business day of our second fiscal quarter.

Corporate Information

We were originally incorporated in Delaware in November 2014 and until September 21, 2017, or the Merger Date, we conducted our business through Finch Therapeutics, Inc., a Delaware corporation. On the Merger Date, pursuant to the terms of the agreement and plan of merger, or the Merger Agreement, Finch Therapeutics, Inc. and Crestovo Holdings LLC, a Delaware limited liability company, completed a merger of equals. Pursuant to the terms of the Merger Agreement, each of Finch Therapeutics, Inc. and Crestovo Holdings LLC became a wholly-owned subsidiary of Finch Therapeutics Group, Inc. Crestovo Holdings LLC was renamed Finch Therapeutics Holdings LLC in November 2020.

Our principal executive office is located at 200 Inner Belt Road, Suite 400, Somerville, Massachusetts 02143. Our telephone number is (617) 229-6499. Our website address is www.finchtherapeutics.com. Information contained on, or that can be accessed through, our website is not part of this prospectus supplement.

THE OFFERING

Common stock offered by us	Shares of common stock having an aggregate offering price of up to $50,000,000.

Common stock to be outstanding after this offering	Up to 21,929,824 shares, assuming sales at a price of $2.28 per share, which was the closing price on Nasdaq on May 23, 2022. Actual number of shares issued will vary depending on the price at which shares may be sold from time to time under this offering.

Manner of offering	Privately negotiated transactions, which may include block trades, or transactions that are deemed to be “at the market offerings,” including sales made directly on Nasdaq or sales made into any other existing trading market of our common stock. See “Plan of Distribution” on page S-11.

Use of proceeds	We currently intend to use any net proceeds from this offering primarily for research and development expenditures, preclinical and clinical development and commercialization of our product candidates, the acquisition or in-licensing of products or product candidates, business or technologies, or collaborations, and general corporate purposes. See “Use of Proceeds” on page S-9.

Risk factors	See “Risk Factors” beginning on page S-5 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors that you should read and consider before investing in our securities.

Nasdaq ticker symbol	“FNCH”

The number of shares of our common stock that will be outstanding immediately after this offering as shown above is based on 47,532,588 shares outstanding as of March 31, 2022 and excludes, each as of March 31, 2022:

•	1,043,852 shares of common stock issuable upon the exercise of outstanding options under our 2017 Equity Incentive Plan, as amended, at a weighted-average exercise price of $3.89 per share;

•	3,727,551 shares of common stock issuable upon the exercise of outstanding options under our 2021 Equity Incentive Plan, or the 2021 Plan, at a weighted-average exercise price of $11.78 per share;

•	1,055,672 shares of common stock reserved for future issuance under our 2021 Plan; and

•	975,121 shares of common stock reserved for future issuance under our 2021 ESPP.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, as amended and revised or supplemented by any subsequent Quarterly Report on Form 10-Q and Current Reports on Form 8-K, as filed with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus and the “Risk Factors” section in this prospectus supplement. If any of the events or developments described below were to occur, our business, prospects, operating results and financial condition could suffer materially, the trading price of our common stock could decline, and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

Risks related to this offering

We may allocate any net proceeds from this offering in ways that you or other stockholders may not approve.

We currently intend to use any net proceeds of this offering for research and development expenditures, preclinical and clinical development and commercialization of our product candidates, the acquisition or in-licensing of products or product candidates, business or technologies, or collaborations and general corporate purposes. This expected use of any net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development efforts and the status of and results from preclinical and clinical trials, as well as any third party intellectual property or other assets that we may opportunistically identify and seek to license or acquire or any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. Because the number and variability of factors that will determine our use of any proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, our management will retain broad discretion over the allocation of any net proceeds from this offering and could spend such proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock. See “Use of Proceeds.”

You may experience immediate and substantial dilution in the book value per share of the common stock you purchase.

Because the prices per share at which shares of our common stock are sold in this offering may be substantially higher than the book value per share of our common stock, you may suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. The shares sold in this offering, if any, will be sold from time to time at various prices. If we sell shares in this offering at a price that is higher than the book value per share of our common stock, investors in this offering will experience dilution.

We plan to sell shares of our common stock in “at-the-market offerings”, and investors who buy shares of our common stock at different times will likely pay different prices.

Investors who purchase shares of our common stock in the offering described in this prospectus supplement at different times will likely pay different prices and may experience different outcomes in their investment results. We will have discretion, subject to the effect of market conditions, to vary the timing, prices, and numbers of shares sold in this offering. Investors may experience a decline in the value of their shares of our common stock.

It is not possible to predict the aggregate proceeds resulting from sales made under the sales agreement.

Subject to certain limitations in the sales agreement between us and Jefferies and compliance with applicable law, we have the discretion to deliver a placement notice to Jefferies at any time throughout the term of the sales agreement. The number of shares that are sold through Jefferies after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, any limits we may set with Jefferies in any applicable placement notice and the demand for our common stock. Because the price per share of each share sold pursuant to the sales agreement will fluctuate over time, it is not currently possible to predict the aggregate proceeds, if any, to be raised in connection with sales under the sales agreement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and any information incorporated by reference into this prospectus supplement or the accompanying prospectus may contain forward-looking statements that involve substantial risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. All statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus and any information incorporated by reference into this prospectus supplement or the accompanying prospectus are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or “would,” or the negative of these words or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

•

the initiation, timing, progress and results of our current and future preclinical studies and clinical trials and related preparatory work and the period during which the results of the trials will become available, as well as our research and development programs, including our ability to satisfactorily address FDA correspondence;

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	our ability to obtain regulatory approval of CP101, FIN-211 and any other current or future product candidates that we develop;

•	our ability to identify and develop additional product candidates;

•	our ability to advance product candidates into, and successfully complete, preclinical studies and clinical trials;

•

our ability to contract with contract research organizations, contract manufacturing organizations, third-party suppliers and manufacturers and other third parties with which the Company does business and their ability to perform adequately;

•	our expectations regarding the potential market size and the rate and degree of market acceptance for any product candidates that we develop;

•	our ability to fund our working capital requirements and to service any debt obligations we may incur;

•	our intellectual property position, including the scope of protection we are able to establish, maintain and enforce for intellectual property rights covering our product candidates;

•	our financial performance and our ability to effectively manage our anticipated growth; and

•	our ability to obtain additional funding for our operations.

The forward-looking statements in this prospectus supplement and any information incorporated by reference into this prospectus supplement are based on our management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate, and management’s beliefs and assumptions and are not guarantees of future performance or development. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including the risk that correspondence from the FDA may require us to collect additional data or information beyond what we currently expect; uncertainties relating to regulatory applications and related filing and approval timelines; our limited operating history and historical losses; the possibility that we may be delayed in initiating, enrolling or completing any clinical trials; unexpected regulatory actions or delays, including requests for additional safety and/or efficacy data or analysis of data, or government regulation generally; our ability to comply with regulatory requirements or experience unanticipated problems with any of its product candidates; ongoing regulatory obligations and continued regulatory review may result in significant additional expense and we may be subject to penalties for failure to comply; our ability to maintain patent and other intellectual property protection and the possibility that our intellectual property rights may be infringed, invalid or unenforceable or will be threatened by third parties; our ability to qualify and scale our manufacturing capabilities to support multiple global clinical trials; our dependence on third parties in connection with manufacturing, clinical trials and preclinical studies; and the impact and duration of the COVID-19 pandemic on our business, as well as the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Item 1A. Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus supplement and any information incorporated by reference into this prospectus supplement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and such information may be limited or incomplete. These statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sale proceeds of up to $50,000,000 from time to time. The amount of any proceeds we receive from this offering will depend upon the number of shares of our common stock sold and the market prices at which they are sold. Because there is no minimum offering amount required to be sold in connection with this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with Jefferies as a source of financing.

We currently estimate that we will use any net proceeds from this offering as follows:

•

research and development expenditures, preclinical and clinical development and commercialization of our product candidates, the acquisition or in-licensing of products or product candidates, business or technologies, or collaborations; and

•	the remainder for working capital and other general corporate purposes.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development efforts and the status of and results from preclinical and clinical trials, as well as any third party intellectual property or other assets that we may opportunistically identify and seek to license or acquire or any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

Pending the uses described above, we plan to invest the net proceeds from this offering in short-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have never declared or paid any dividends on our capital stock. We currently intend to retain all available funds and any future earnings for the operation and expansion of our business and, therefore, we do not anticipate declaring or paying cash dividends in the foreseeable future. The payment of dividends will be at the discretion of our board of directors and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payment of dividends present in any future debt agreements and other factors that our board of directors may deem relevant.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Jefferies, under which we may offer and sell up to $50,000,000 of our shares of common stock from time to time through Jefferies acting as agent. Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in privately negotiated transactions, which may include block trades, or in transactions that are deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on Nasdaq or sales made into any other existing trading market of our common stock.

Each time we wish to issue and sell shares of our common stock under the sales agreement, we will notify Jefferies of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the sales agreement to sell shares of our common stock are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of shares of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Jefferies a commission equal to 3.0% of the aggregate gross proceeds we receive from each sale of shares of our common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the fees and disbursements of its counsel, payable upon execution of the sales agreement, in an amount not to exceed $75,000, in addition to certain ongoing disbursements of its legal counsel. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the sales agreement, will be approximately $400,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Jefferies will provide written confirmation to us before the open on Nasdaq on the day following each day on which shares of our common stock are sold under the sales agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of our common stock on our behalf, Jefferies may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.

The offering of shares of our common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all shares of our common stock subject to the sales agreement and (ii) the termination of the sales agreement as permitted therein. We and Jefferies may each terminate the sales agreement at any time upon ten days’ prior notice.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed as an exhibit to the registration statement of which this prospectus supplement forms a part.

Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute the prospectus supplement and the accompanying prospectus electronically.

EXPERTS

The financial statements of Finch Therapeutics Group, Inc. as of December 31, 2021 and 2020, and for each of the two years in the period ended December 31, 2021, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the issuance of the securities offered pursuant to this prospectus supplement will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. Certain legal matters will be passed upon for Jefferies LLC by Goodwin Procter LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC for the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.

We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.finchtherapeutics.com as soon as reasonably practicable after filing such documents with the SEC. The information contained on our website is not part of this prospectus supplement or the accompanying prospectus. You can read our SEC filings, including the registration statement, on the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement and the accompanying prospectus the documents listed below and any future filings, including all filings made after the date of the filing of the registration statement of which this prospectus supplement and the accompanying prospectus are part and prior to the effectiveness of such registration statement, made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus supplement or the accompanying prospectus, in each case, until the offering described under this prospectus supplement is terminated or completed:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on March 31, 2022;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, as filed with the SEC on May 16, 2022;

•	our Current Reports on Form 8-K filed with the SEC on March 1, 2022, April 19, 2022 and April 28, 2022;

•

portions of the Definitive Proxy Statement on Schedule 14A, filed with the SEC on April  26, 2022 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year December 31, 2021, filed with the SEC on March 31, 2022; and

•

the description of capital stock contained in the Registration Statement on Form 8-A, as filed with the SEC on March  16, 2021, Act, as supplemented by the description of our common stock contained in Exhibit 4.3 in our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 31, 2022, including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed modified, superseded or replaced for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus modifies, supersedes or replaces such statement.

Upon request, either orally or in writing, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement or the accompanying prospectus is delivered, a copy of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus but not delivered with the prospectus. You may request a copy of these filings and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement or the accompanying prospectus, at no cost, by writing to us at the following address: Finch Therapeutics Group, Inc., 200 Inner Belt Road, Suite 400, Somerville, MA 02143, United States, Attention: Investor Relations, or via telephone at (617) 229-6499.

Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website at ir.finchtherapeutics.com/financial-information/sec-filings as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not part of this prospectus supplement or the accompanying prospectus.

$50,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Jefferies

                , 2022

PART II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions.

Item	Amount to be paid
SEC registration fee	$18,540
FINRA filing fee	30,500
Printing and engraving expenses	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Transfer agent fees and expenses	(1)
Miscellaneous expenses	(1)
Total	$(1)

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses, including attorneys’ fees but excluding judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that a court of competent jurisdiction shall determine that such indemnity is proper.

Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of its officers, directors, employees and agents, against any liability asserted against and incurred by such persons in any such capacity.

Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director,f provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

Our Amended and Restated Certificate of Incorporation provides that our directors shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined. In addition, our Amended and Restated Certificate of Incorporation provides that we may indemnify our directors, officers and other agents of the company to the fullest extent permitted by the laws of the State of Delaware and our Amended and Restated Bylaws provide that we are required to indemnify our directors and executive officers to the fullest extent not prohibited by Delaware General Corporate Law. We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements provide, among other things, that we will indemnify our directors and officers for certain expenses, including damages, judgments, fines, penalties, settlements and costs and attorneys’ fees and disbursements, incurred by a director or officer in any claim, action or proceeding arising in his or her capacity as a director or officer of our company or in connection with service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or officer makes a claim for indemnification. We expect to enter into a similar agreement with any new directors or officers.

Our Amended and Restated Bylaws provide that we may purchase and maintain insurance policies on behalf of our directors and officers against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act. We have obtained directors’ and officers’ liability insurance to cover liabilities our directors and officers may incur in connection with their services to us, and plan to expand such coverage to include matters arising under the securities laws.

Item 16. Exhibits.

The following is a list of exhibits filed as part of this registration statement.

Exhibit Number	Exhibit

1.1*	Form of Underwriting Agreement

1.2	Open Market Sale Agreement, dated as of May 24, 2022, between Finch Therapeutics Group, Inc. and Jefferies LLC

3.1	Amended and Restated Certificate of Incorporation of Finch Therapeutics Group, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Current report on Form 8-K filed March 23, 2021)

3.2	Amended and Restated Bylaws of Finch Therapeutics Group, Inc. (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed March 23, 2021)

4.1	Third Amended and Restated Stockholders Agreement, by and among Finch Therapeutics Group, Inc. and certain of its stockholders, dated September 2, 2020 (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1, as amended, filed March 18, 2021)

4.2	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form S-1, as amended, filed March 18, 2021)

4.3*	Form of Debt Security

4.4*	Form of Preferred Stock Certificate

4.5*	Form of Common Stock Warrant Agreement and Warrant Certificate

4.6*	Form of Preferred Stock Warrant Agreement and Warrant Certificate

4.7*	Form of Debt Securities Warrant Agreement and Warrant Certificate

4.8	Form of Indenture

5.1	Opinion of Ropes & Gray LLP

5.2	Opinion of Ropes & Gray LLP

23.1	Consent of Independent Registered Public Accounting Firm Deloitte & Touche LLP

23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1)

23.3	Consent of Ropes & Gray LLP (included in Exhibit 5.2)

24.1	Powers of Attorney (included on signature page)

25**	Statement of Eligibility of Trustee under the Indenture

107	Filing Fee Table

*

To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.

**	To be filed, if applicable, in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and Rule 5b-3 thereunder.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or are contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8)

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Somerville, Commonwealth of Massachusetts, on May 24, 2022.

FINCH THERAPEUTICS GROUP, INC.

By:	/s/ Mark Smith
Mark Smith, Ph.D. Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark Smith, Ph.D. and Marc Blaustein, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark Smith Mark Smith, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	May 24, 2022

/s/ Marc Blaustein Marc Blaustein	Chief Operating Officer (Principal Financial Officer and Principal Accounting Officer)	May 24, 2022

/s/ Susan Graf Susan Graf	Chair of the Board of Directors	May 24, 2022

/s/ Domenic Ferrante Domenic Ferrante	Director	May 24, 2022

/s/ Chris Shumway Chris Shumway	Director	May 24, 2022

/s/ Nicholas Haft Nicholas Haft	Director	May 24, 2022

/s/ Samuel A. Hamood Samuel A. Hamood	Director	May 24, 2022

Signature	Title	Date

/s/ Christian Lange Christian Lange	Director	May 24, 2022

/s/ Jeffery Smisek Jeffery Smisek	Director	May 24, 2022

/s/ Jo Viney Jo Viney, Ph.D.	Director	May 24, 2022